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Please print clearly                       AMERITAS VARIABLE LIFE INSURANCE COMPANY (AVLIC)                                  1010-V
in black ink.                                      APPLICATION FOR VARIABLE ANNUITY                                          ------
This form will be                               P.O. BOX 82550, LINCOLN, NE 68501-2550
photocopied.

===================================================================================================================================
1  ANNUITANT                 ---------------------------------------------------------     ----------------------------------------
   If no Policy Owner is     Name: Last/First/MI                                           Social Security #
   specified in section
   2, the Annuitant will     ---------------------------------------------------------     ----------------------------------------
   be the Policy Owner.      Address                                                       Date of Birth:   mo.      day      yr.

                             ---------------------------------------------------------     ----------------------------------------
                             City / State / Zip                                            Birthplace (State)
                             (        )
                             ---------------------------------------------------------     ----------------------------------------
                             Daytime Phone #                                               [  ] Male   [  ] Female

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2  POLICY OWNER
   Complete only if          ---------------------------------------------------------     ----------------------------------------
   different from the        Full Name                                                     Social Security # / Tax ID #
   Annuitant. (IF A TRUST,
   GIVE TRUSTEE(S),          ---------------------------------  [  ] Male  [  ] Female     ----------------------------------------
   TRUST NAME & TRUST DATE)  Relationship to Annuitant                                     Date of Birth:   mo.      day      yr.
   All notices will be
   sent to this address.     ---------------------------------------------------           ----------------------------------------
                             Address                                                       Trust Date:      mo.      day      yr.

                             ---------------------------------------------------           ----------------------------------------
                             City / State / Zip                                            Daytime Phone #

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3  ANNUITANT'S
   BENEFICIARY               ---------------------------------------------------           ----------------------------------------
   Unless otherwise          Primary                                                       Contingent
   indicated, multiple
   beneficiaries will be     ---------------------------------------------------           ----------------------------------------
   paid equally or to        Relationship to Annuitant                                     Relationship to Annuitant
   the surviving
   beneficiaries.
-----------------------------------------------------------------------------------------------------------------------------------
4  PLAN TYPE                 Product Name:             [ ] Nonqualified                     [ ] 408(k) SEP-IRA
                             [ ]  ACCENT!              [ ] 457 Deferred Comp                [ ] 408(p) SIMPLE IRA
                             [ ]  Annuity III-Plus     [ ] 403(b) TSA                       [ ] 408A ROTH IRA (Conversion)
                             [ ]  ACCLAIM!             [ ] 401(a) Pension/Profit Sharing    [ ] 408A ROTH IRA (Regular Contribution)
                                                       [ ] 401(k) Profit Sharing            [ ]
                                                       [ ] 408(b) IRA                           ----------------------------------
                                                                                            [ ]
                                                                                                ----------------------------------
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5  INITIAL PAYMENT*          $        Paid with this   [ ] 1035        $
   Please indicate if any     ------- Application      [ ] Transfer     ----------------     [ ] Enhanced GMDB Rider
   part of the total                                   [ ] Rollover    $                         (where available)
   payment will be from       ------- Tax year         for payment.     ----------------
   other sources.                                                      $
                                                                        ----------------
                             TOTAL PAYMENT $                           [ ] Direct Rollover   $
                                            ----------                                           ----------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
6  ALLOCATION                        FIDELITY                            MFS                                   ALGER
   Whole percentages only,      VARIABLE INSURANCE             VARIABLE INSURANCE TRUST                    AMERICAN FUNDS
   must total 100%                 PRODUCTS FUNDS
                             VIP:                          Emerging Growth                  %    Growth                            %
   If Dollar Cost            Money Market             %    ----------------------------------    -----------------------------------
   Averaging, a portion      --------------------------    Utilities                        %    Income & Growth                   %
   must be invested in       Equity Income*           %    ----------------------------------    -----------------------------------
   the VIP Money Market      --------------------------    World Governments                %    Small Capitalization              %
   Fund or Fixed Account     Growth*                  %    ----------------------------------    -----------------------------------
   (see prospectus for       --------------------------    Research                         %    Balanced                          %
   restrictions) and the     High Income*             %    ----------------------------------    -----------------------------------
   Dollar Cost Averaging     --------------------------    Growth With Income               %    Midcap Growth                     %
   section of the Optional   Overseas*                %    ----------------------------------    -----------------------------------
   Program form completed.   --------------------------                                          Leveraged AllCap                  %
                             Asset Manager*           %              MORGAN STANLEY              -----------------------------------
   *Service class for        --------------------------           UNIVERSAL FUNDS, INC.
   ACCENT!                   Investment Grade Bond    %                                                         AVLIC
                             --------------------------    Emerging Markets Equity          %    Fixed Account                     %
                             Asset Manager: Growth*   %    ----------------------------------    -----------------------------------
                             --------------------------    Global Equity                    %                                      %
                             Index 500                %    ----------------------------------    -----------------------------------
                             --------------------------    International Magnum             %                                      %
                             Contrafund*              %    ----------------------------------    -----------------------------------
                             --------------------------    Asian Equity                     %                                      %
                                                           ----------------------------------    -----------------------------------
                                                           U.S. Real Estate                 %
                                                           ----------------------------------    TOTAL                          100%
   ---------------------------------------------------------------------------------------------------------------------------------
7  TELEPHONE AUTHORIZATION    I hereby authorize and direct AVLIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts or to complete
O  Unless waived, the Policy  other financial transactions as may be allowed by AVLIC at the time of
P  Owner and Representative   request, based upon instructions received by telephone from (a) myself, as
T  will have automatic        Policy Owner, (b) my Registered Representative in Section 17 below, and (c)
I  telephone transfer         the person(s) named below. AVLIC will not be liable for following
O  authorization.             instructions communicated by telephone that it reasonably believes to be
N  [ ] I elect NOT to have    genuine. AVLIC will employ reasonable procedures, including requiring the
A      telephone transfer     policy number to be stated, tape recording all instructions, and mailing
L      authorization.         written confirmations. If AVLIC does not employ reasonable procedures to
   [ ] I elect NOT to have    confirm that instructions communicated by telephone are genuine, AVLIC may
       my Registered Rep      be liable for any losses due to unauthorized or fraudulent instructions.
       have transfer          Name per
       authorization.         (c)above:_________________________________________SS#____________________
                              Address:_________________________________________________________________
                                           (This is not to be used for Fee Advisor authorization)

                              I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier of (1) revocation by the Policy Owner is received in written form or by telephone by AVLIC or (2)
                              AVLIC discontinues this privilege.
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   * All premium checks must be made payable to the Company. Do not make check payable to the agent or leave the payee blank.
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                                                                         080398P
VA REV. 10-97
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